Exhibit 99.1

Zevia Announces Preliminary Net Sales for the Second Quarter of 2023

Supply chain transition challenges disrupt service levels while customer demand remains strong

Company to announce second quarter 2023 results on Tuesday, August 8, 2023

LOS ANGELES – July 24, 2023 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), today announced preliminary unaudited net sales results for the second quarter ended June 30, 2023.

Second quarter net sales are expected to be approximately $42 million versus prior outlook of a range of $48 million to $51 million, driven entirely by disruption of supply chain service levels amid an operations transition. Demand remained strong following a Q2 price increase and the refreshed brand design has supported accelerated in-store presence, but short-term supply chain logistics challenges hindered fulfillment and impacted net sales results in the quarter.

“Second quarter net sales were below estimates due to unexpected supply chain interruptions that negatively impacted service levels,” said Amy Taylor, President and Chief Executive Officer. “Customer demand continued at or above expectations as reflected in our order book. Customer fulfillment rates, however, fell sharply in the second half of the quarter and did not keep pace with strong customer demand. We have implemented aggressive measures, including changes in supply chain leadership and pausing some components of our supply chain transition to restore service levels. We expect these issues to be resolved by the end of 2023. In the meantime, a strong execution of our Q2 price increase and favorable aluminum pricing contributed some positive indicators in the quarter.”

These preliminary results presented herein for the second quarter of 2023 are an estimate, based on information available to management as of the date of this release, and are subject to further changes upon completion of the Company’s quarter-end closing procedures. This press release does not present all necessary information for an understanding of the Company's financial condition as of the date of this release, or its results of operations for the second quarter of 2023.

2023 Guidance

The Company is updating its guidance for the full year of 2023 to reflect recent results, management's revised near-term outlook, and the current environment. Net sales for 2023 are now expected to be in the range of $163 million to $168 million compared to prior guidance of $180 million to $190 million.

Conference Call and Webcast Information

Zevia will release its final results for the second quarter ended June 30, 2023 before the market opens on Tuesday, August 8, 2023 followed by a conference call at 8:30 a.m. Eastern Time to discuss the results.

Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/.

A replay of the webcast will be available for approximately thirty (30) days following the call at Zevia’s website at https://investors.zevia.com/. A copy of the earnings press release and supplemental financial disclosures will also be available on Zevia’s website at https://investors.zevia.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “on track,” “guidance,” “outlook,” “believe,” “anticipate,” “expect,” “consider,” “contemplate,” “continue,” “would,” “could,’” “may,” “potential,” “estimate,” “intend,” “project,” “plan,” “seek,” “pursue,” “will,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding 2023 Guidance and anticipated growth, supply chain service levels, strategic direction, branding, operating environment, distribution, velocity, pricing and costs. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy and cost reduction initiatives, our ability to restore supply chain service levels on the anticipated timeline, product demand, change in consumer preferences, pricing factors, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic, competitive and governmental factors outside of our control, such as pandemics or epidemics, including the impact of the effects of the COVID-19 pandemic, and adverse global macroeconomic conditions, including rising interest rates, instability in financial institutions and a recessionary environment, and geopolitical events or conflicts, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. Zevia is distributed in more than 32,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, warehouse club, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Media

Annie Thompson

Edelman Smithfield

713-299-4115

Annie.Thompson@edelmansmithfield.com

Investors

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com